Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into August 26, 2004, between Thomas D. Davis (the "Executive") and Xybernaut Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Executive and the Company entered into an Employment Agreement dated November 1, 2002, attached as Exhibit A hereto (the "Employment Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree to amend the Employment Agreement as follows:

         1. Sections 1(j) and renumbered 8(d) of the Employment Agreement are amended by changing "twenty (20) business days" to "five (5) business days."

         2. Section 5(c) of the Employment Agreement is amended by adding the following sentence: "Any and all unvested options shall immediately vest upon the termination of the Executive's employment."

         3. Section 8(c) of the Employment Agreement is deleted in its entirety and the remaining Sections are renumbered accordingly.

         4. Renumbered Section 8(e) of the Employment Agreement is amended by deleting it in its entirety and replacing it with the following language:

               The Executive and the Company agree that, if none of the foregoing termination events take place, then the Executive's employment will terminate upon the date that the earliest of the following events occurs: (a) December 31, 2004; (b) the Company hires a new Chief Financial Officer; or (c) the Executive secures other employment. In the event that the Executive secures other employment, he will provide reasonable notice to the Company, the termination will become effective at the end of such notice period and he will use best efforts to provide for continued employment to allow an accurate and timely filing of the Form 10-Q for the third quarter 2004. In the event the Executive's termination occurs prior to the filing of such Form 10-Q, the Executive and the Company each agree to use best efforts to reach a mutually agreeable flexible work arrangement for the Executive to assist in such filing. In the event of the Executive's termination of employment pursuant to this renumbered Section 8(e), the Company shall: (i) pay the Executive the equivalent of six months of the Executive's then-current Salary; (ii) pay any amounts which have not been paid pursuant to Section 5(d) hereof, if applicable; (iii) pay any accrued and unpaid vacation as provided in Section 6(b) hereof; (iv) reimburse the Executive for any unpaid business expenses which are properly payable pursuant to Section 7 hereof; and (v) pay the Executive an amount equal to the Executive's COBRA premiums for a period of six months or such period of time before the Executive obtains other employment with comparable health and other benefits. These amounts shall be payable no later than ten business days following the effective date of termination, except that payment of any reimbursable business expenses shall be payable no later than ten business days following receipt of applicable documentation and payments pursuant to items (i) and (v) above shall be paid in equal monthly installments in the middle of such monthly periods. Upon the termination of the Executive's employment pursuant to this renumbered Section 8(e), the Executive and the Company agree to execute a mutual general release.

         THE UNDERSIGNED each hereby execute this Amendment as of the date first written above.

                                       THOMAS D. DAVIS


                                       -----------------------------------------



                                       XYBERNAUT CORPORATION


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                             -----------------------------------